SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 25, 2004

Weight Loss Forever International, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-28733 (Commission File Number)	88-0430607 (I.R.S. Employer Identification No.)

120 International Parkway, Suite 120 Heathrow, FL 32746 (Address of principal executive offices) (zip code)

(407) 333-8998 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 5.       Other Events

Results of 2004 Annual Shareholders Meeting

At the 2004 Annual Meeting of Shareholders, held on June 25, 2004, the shareholders approved the following agenda items as set forth in the Company’s 14C Information Statement on file with the SEC:

1.   The election of five (5) directors, namely John Martin, Byron Rambo, Michael D’Apolito, Harold Kestenbaum, and Tim Murray, to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified;

2.   The approval of an amendment to the Company’s Articles of Incorporation to do three (3) things: (a) change the name of the Company to Beverly Hills Weight Loss and Wellness, Inc.; (b) effectuate a 3-for-1 forward stock split of the Company’s issued and outstanding common stock; and (c) increase the Company’s authorized common stock to 500,000,000 shares; and

3.   The ratification of the appointment of Gately & Associates, LLC as independent auditors of the Company for the fiscal year ending December 31, 2004.

Included as exhibits to this Current Report on Form 8-K are the material documents and agreements executed in connection with the agenda items approved at the shareholders meeting.

Postponement of Forward Stock Split

Subsequent to the 2004 Annual Shareholders Meeting, the Board of Directors voted to postpone the 3-for-1 forward stock split until a later date. Because the shareholders approved the forward stock split at the meeting, the Board of Directors will have the discretion to effectuate the split at the time of its choosing at a reasonable time in the future.

The other components of the amendment to the Company’s Articles of Incorporation that were approved at the meeting, namely to (a) change the name of the Company to Beverly Hills Weight Loss and Wellness, Inc.; and (b) increase the Company’s authorized common stock to 500,000,000 shares, will take effect as originally planned on July 8, 2004.

EXHIBITS

Item No.	Description

3.1	Corrected Certificate of Amendment of Articles of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       Weight Loss Forever International, Inc.,
                       a Nevada corporation

Dated: July 6, 2004		/s/ Byron Rambo

	By:	Byron Rambo
Chief Financial Officer

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